SECURITY AGREEMENT


This SECURITY AGREEMENT dated as of December 31,
1996, is made by VANGUARD AIRLINES, INC., a Delaware corporation having its principal place of business at 30 N.W. Rome Circle, Mezzanine Level, Kansas City
International Airport, Kansas City, Missouri, 64153
("Grantor"), in favor of HAMBRECHT & QUIST,
CALIFORNIA, a wholly owned subsidiary of Hambrecht &
Quist Group ("Lender").

RECITALS

A. Corporation has requested that Lender arrange for the initial issuance of (i) a letter of credit to be issued in favor of Boatmen's POS Merchant
Services Co., L.L.C. for the account of the Corporation in the aggregate amount of Four Million
Dollars ($4,000,000) (the "Letter of Credit.")

B. Corporation intends to switch credit card processors from Boatmen's POS to Michigan National
Bank. Corporation intends to request Lender to arrange for the issuance of a letter of credit in favor Michigan National Bank up to the aggregate amount of Four Million Dollars ($4,000,000)
(collectively with the "Letter of Credit" referred to in Recital A above, the "Letters of Credit") upon the reduction and/or cancellation of the letter of credit, referred to in Recital A above, to be issued in favor of Boatmen's POS.

C. Substantially concurrently herewith Grantor and Lender have entered into that certain Reimbursement
Agreement dated as of December 31, 1996 (as the same may from time to time be amended, modified, supplemented or restated, the "Reimbursement
Agreement") whereby Grantor has agreed to reimburse
Lender in full for any an all drawings made under the Letter of Credit.

D. Lender is willing to arrange for the issuance of the Letters of Credit, but only upon the condition, among others, that Grantor shall have executed and delivered to Lender this Security
Agreement in order to secure Grantor's obligations to Lender under and in connection with the Transaction Documents (as defined herein).


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AGREEMENT

NOW, THEREFORE, in order to induce Lender to arrange the Letters of Credit, enter into the Reimbursement Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

1. DEFINED TERMS. Unless otherwise defined herein the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

"ACCOUNTS" means (i) any and all accounts or other distributions acquired by, owned by, owed to or payable to Grantor in any manner, whether now existing or hereafter acquired, in connection with the Boatmen's Merchant Agreement or the MNB Merchant
Agreement and (ii) all rights to payments
(including, without limitation actual collections held by MNB Bank and Boatmen's POS, in connection with any Credit Card transactions), from Cardholders or card issuers, whether now existing or hereafter acquired, in the AMOUNT OF AND AS A RESULT of such
CHANGES, and, which with respect to each case (i) and (ii) above, shall include, without limitation, accounts receivable, book debts and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to Grantor
(including, without limitation, under any trade name, style or division thereof) WHETHER ARISING OUT
OF GOODS SOLD or services rendered by Grantor or from any other transaction, whether or not the same involves the sale of goods or services by Grantor
(including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of GRANTOR'S RIGHTS IN, TO AND UNDER ALL PURCHASE orders or receipts now owned or hereafter acquired by it for goods or services, and all of Grantor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Grantor under all purchase orders and contracts or other agreements for the sale of goods or the performance of services or both by Grantor
(whether or not yet earned by performance on the part of Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing;

"ACCOUNT DEBTOR" means any "account debtor," as such term is defined in Section 9-105(1)(a) of the UCC, including, without limitation, all Cardholders.

"ACT OF BANKRUPCY" shall have the meaning assigned to such term in Section 1.1 of the Reimbursement
Agreement.

"BOATMEN'S MERCHANT AGREEMENT" means that certain
Merchant Agreement between KBC Card Services (a division of Bank IV, Kansas) and Vanguard as amended by the Addendum to KBC Card Services Merchant
Agreement between KBC Card Services and Vanguard effective as of November 18, 1996 and the Modification and Pledge Agreement by and between Vanguard, Boatmen's National Bank, successor by merger as of October 18, 1996, to Bank IV Kansas,
N.A., and Boatmen's POS Merchant Services Co.,
L.L.C. effective as of January 1, 1997 and attached as EXHIBIT F to the Reimbursement Agreement, as the same may from time to time be amended, modified, supplemented or restated.

"BOATMEN'S POS"  shall mean Boatmen's POS Services
Merchant Co., L.L.C., a limited liability company.

"CREDIT CARD" shall have the meaning assigned to such term in Section 1 of the MNB Merchant Agreement or the meaning assigned to the term "Purchase Card" in the Boatmen's Merchant Agreement, whichever is applicable.

"CARDHOLDERS" shall have the meaning assigned to such term in Section 1 of the Boatmen's Merchant
Agreement or Section A of the MNB Merchant
Agreement, whichever is applicable.

"CHATTEL PAPER" means any "chattel paper," as such term is defined in Section 9-105(1)(b) of the UCC, now owned or hereafter acquired by Grantor.

"COLLATERAL" shall have the meaning assigned to such term in SECTION 2 of this Agreement.

"CONTRACTS" shall mean all contracts, undertakings, franchise agreements or other agreements in or under which Grantor may now or hereafter have any right, title or interest with respect to an Account, any agreement relating to the terms of payment or the terms of performance with respect to an Account, including, without limitation, the MNB Merchant
Agreement and the Boatmen's Merchant Agreement.

"DEPOSITS" shall mean cash, Instruments, Documents or Chattel Paper or any other securities, including, without limitation, the Letters of Credit, now existing or hereafter received, acquired or arising, deposited by or on behalf of Grantor with MNB Bank and Boatmen's POS, all additions thereto from time to time and all monies, securities investments and instruments purchase therewith and all interest, profits and/or dividends accruing thereon and proceeds thereof, all of the foregoing held by MNB Bank and Boatmen's POS in an account or otherwise, whether or not within MNB Bank or Boatmen's POS sole dominion or control, relating to the payment and/or performance by Grantor of its obligations to Bank under or in connection with the MNB Merchant Agreement and Boatmen's Merchant
Agreement.

"DOCUMENTS" shall mean any "documents," as such term is defined in Section 9-105(1)(f) of the UCC, now owned or hereafter acquired by Grantor.

"EVENT OF DEFAULT" means any of the following:

(A) Failure by Grantor to pay, distribute or otherwise perform the Secured Obligations;

(B) Grantor's failure in any material respect to perform or observe any term, covenant or agreement contained herein or in any of the Transaction
Documents;

(C) Any warranty, representation or statement made or furnished to Lender by or on behalf of Grantor under this Security Agreement or any Transaction
Document is or proves false or misleading in any material respect either now or at the time made;

(D)  An Act of Bankruptcy; or

(E) The occurrence of (or with the giving of notice, lapse of time, determination of materiality or the fulfillment of any other applicable condition or any combination of the foregoing, might constitute) a default under, or the termination of, the MNB Merchant Agreement.

"GROSS EXPOSURE" shall mean the sum of (i) Gross
Exposure, as such term is defined in Section C of Amendment to the MNB Merchant Agreement by and between Vanguard and MNB, dated as of December 31, 1996, and also (ii) the amount sufficient to secure all obligations of Vanguard to Boatmen's POS under the Boatmen's Merchant Agreement.

"INSTRUMENTS" means any "instrument," as such term is defined in Section 9-105(1)(i) of the UCC now owned or hereafter acquired by Grantor, including, without limitation, all notes, certificated securities, and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel
Paper.

"LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property of Grantor, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of or agreement to file or deliver any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

"MNB BANK" means Michigan National Bank, a national banking association, with its principal office located at 77 Monroe Center, Grand Rapids, MI 49503.

"MNB MERCHANT AGREEMENT" means an Agreement between
Michigan National Bank and Vanguard Airlines, Inc., that may be entered into with respect to credit card processing services, as the same may from time to time be amended, modified or restated.

"PERMITTED LIEN" means (a) any lien in favor of Lender granted hereunder or arising under any of the Transaction Agreements to secure the Secured obligations and (b) any interest in the Pledged
Collateral securing a credit to Grantor which is listed on SCHEDULE III attached hereto and incorporated herein by this reference.

"PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock corporation, estate, entity or governmental agency.

"PROCEEDS" means "proceeds," as such term is defined in Section 9-306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all accounts, Chattel Paper, Instruments, cash or other proceeds payable to Grantor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral above by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"REIMBURSEMENT LOANS" shall have the meaning assigned to such term in Section 1.1 of the Reimbursement Agreement.

"REIMBURSEMENT LOAN NOTE" shall have the meaning assigned to such term in Section 1.1 of the Reimbursement Agreement.

"SECURED OBLIGATIONS" means all loans, advances, debts, liabilities and obligations, for monetary amounts owed by Grantor to Lender whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Transaction Documents.
This term includes, without limitation, all principal, interest (including interest that accrues after the commencement of a case against Grantor or any affiliate of Grantor under the Bankruptcy Code), fees, including, without limitation, any and all closing fees, prepayment fees, commitment fees, advisory fees, agent fees and attorneys' fees and any and all other fees, expenses, costs or other sums chargeable to Guarantor under any of the Transaction Documents.

"SECURITY AGREEMENT" means this Security Agreement and all Schedules hereto, as the same may from time to time be amended, modified or supplemented.

"TRANSACTION DOCUMENTS" means, collectively, this
Security Agreement, the Reimbursement Agreement, the
Reimbursement Loan Note, and any other agreement entered into between Grantor and Lender, and any certificate or instrument executed by Lender, in connection with said agreements and note, as the same may from time to time be amended, modified, supplemented or restated.

"UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

"VANGUARD"  means Vanguard Airlines, Inc.

2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due
(whether at stated
maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Lender to arrange the Letter of Credit, to enter into the Transaction Documents and to make the Reimbursement
Loans, each in accordance with the terms and conditions thereof, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender, and hereby grants to Lender, a security interest in and to all of Grantor's right, title and interest in, to and under the following (all of which being hereinafter collectively called the "COLLATERAL"):

(A)  All Accounts;

(B)  All Contracts;

(C)  The Deposit;

(D) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

3.   RIGHTS OF LENDER; COLLECTION OF ACCOUNTS.

(A) Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. Lender shall not have any obligation or liability under any Contract by reason of or arising out of this Security
Agreement or the granting to Lender of a Lien therein or the receipt by Lender of any payment relating to any Contract pursuant hereto, nor shall Lender be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(B) Lender authorizes Grantor to collect its Accounts, provided that such collection is performed in a prudent and businesslike manner, and Lender may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. If required by Lender at any time during the continuation of any Event of Default, any Proceeds, when first collected by Grantor, received in payment of any such Account or on account of any of its Contracts shall, subject to the rights of MNB Bank under the MNB Merchant
Agreement and Boatmen's POS under the Boatmen's
Merchant Agreement, be promptly deposited by Grantor in precisely the form received (with all necessary endorsements) in a special bank account maintained by Lender subject to withdrawal by Lender only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by Grantor for and as Lender's property and shall not be commingled with Grantor's other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Lender may, in its sole discretion, apply all or a part of the funds on deposit in said special account to the principal of or interest on or both in respect of any of the Secured Obligations in accordance with the provisions of SECTION 7(D) hereof, and any part of such funds which Lender elects not so to apply and deem not required as collateral security for the Secured Obligations shall be paid over from time to time by Lender to Grantor. If an Event of Default has occurred and is continuing, at the request of Lender, subject to the rights of MNB Bank under the MNB Merchant Agreement, and Boatmen's POS under the
Boatmen's Merchant Agreement, Grantor shall deliver all original and other documents evidencing and relating to, the performance of service which created such Accounts, including, without limitation, all original orders, invoices, and shipping receipts.

(C) Lender may at any time, upon the occurrence and during the continuation of any Event of Default after first notifying Grantor of its intention to do so, notify Account Debtors of Grantor, parties to the Contracts of Grantor and obligors in respect of Instruments and Chattel Paper of Grantor constituting or relating to the Collateral, that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments and Chattel Paper have been assigned to Lender and that payments shall be made directly to Lender. Upon the request of Lender, Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and such Chattel
Paper. Upon the occurrence and during the continuation of an Event of Default, Lender may, in its name, or in the name of others communicate with such Account Debtors, parties to such Contracts, such Instruments and such Chattel Paper to verify with such parties, to Lender's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

(D) Notwithstanding anything to the contrary set forth in paragraphs (A) or (B) above or elsewhere herein, Grantor shall, by execution and delivery of the Notification of Assignment attached hereto as Exhibit A, immediately notify Boatmen's POS of the security interest granted hereby and (C) authorize and direct Boatmen's POS, at such time as Lender shall notify Boatmen's POS as to the occurrence of an Event of Default hereunder, to pay and or distribute to Lender all Collateral owned by, owed to, payable to or otherwise distributable to Grantor pursuant to the Boatmen's Merchant Agreement. In the event that the Company's credit card processing function is transferred to MNB Bank, Grantor shall cause to be executed a Notification of Assignment in substantially the form attached hereto as Exhibit A from MNB Bank.

4. REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants to Lender that:

(A) Except for the security interest granted to Lender under this Security Agreement and other
Permitted Liens, Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good, marketable and insurable title thereto free and clear of any and all Liens other than Permitted Liens.

(B) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of Lender pursuant to this Security Agreement or such as relate to other
Permitted Liens.

(C) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, Lender has a fully perfected first priority security interest in all of the Collateral in which Grantor now has rights, subject only to the Permitted Liens. This Security
Agreement will create a legal and valid and fully perfected first priority security interest in the Collateral in which Grantor later acquires rights, when Grantor acquires those rights, subject only to the Permitted Liens.

(D) Grantor's chief executive office, principal place of business, and the place where Grantor maintains its records concerning the Collateral are presently located at the addresses set forth on
SCHEDULE I attached hereto and incorporated herein by this reference. Grantor shall not, during the continuance of this Security Agreement, change such chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of Grantor's business, the records relating to the Collateral from those premises without prior written notice to Lender.

(E) All Collateral of Grantor with respect to which a security interest may be perfected by the secured party's taking possession thereof, including, without limitation, all Chattel Paper and Instruments, except for any such Collateral which is in the possession of Bank, are set forth on SCHEDULE
II attached hereto and incorporated herein by this reference. All action necessary or desirable to protect and perfect such security interest in each item set forth on SCHEDULE II , including, without limitation, the delivery of all originals thereof to Lender, has been duly taken, except with respect to those Chattel Paper, Instruments or other documents constituting or relating to the Collateral evidencing obligations of non-material amounts payable to Grantor. The security interest of Lender in the Collateral listed on SCHEDULE II is prior in right and interest to all other Liens and is enforceable as such against creditors of and purchasers from Grantor.

(F) The amount represented by Grantor to Lender from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts of Grantor shall at such time be the correct amount actually and unconditionally owing by such Account
Debtors thereunder.

(G)  The current value of the Deposit is
approximately $1,750,000 and the estimated Gross
Exposure as of December 31, 1996 is $2,997,045.

(H) The amount represented by Grantor to Lender from time to time as the Deposits and as the Gross
Exposure shall at such time be the correct total of such Amounts.

5. COVENANTS. Grantor covenants and agrees with Lender that from and after the date of this Security
Agreement and until the Secured Obligations have been performed and paid in full:

5.1 FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS. At any time and from time to time, upon the written request of Lender, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (a) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to Lender of any Contract held by Grantor or in which Grantor has any rights not heretofore assigned, (b) filing any financing or continuation statements under the UCC with respect to the security interests granted hereby, and (c) transferring Collateral to Lender's possession (if a security interest in such Collateral can be perfected by possession). Grantor also hereby authorizes Lender to file any such financing or continuation statement without the signature of Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Lender and, subject to the rights of Boatmen's POS under the Boatmen's Merchant Agreement and MNB under the MNB
Merchant Agreement, be delivered to Lender immediately upon Grantor's receipt thereof.

5.2 MAINTENANCE OF RECORDS. Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. All Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Hambrecht &
Quist California."

5.3 INDEMNIFICATION. In any suit, proceeding or action brought by or against Lender relating to any Account or Contract, or any Chattel Paper,
Instrument or Document constituting or relating to the Collateral, for any sum owing thereunder, or to enforce any provision of any Account or Contract, or any Chattel Paper, Instrument or Document constituting or relating to the Collateral, Grantor shall save, indemnify and keep Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, and all such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Lender.

5.4 COMPLIANCE WITH TERMS OF ACCOUNTS, ETC. In all material respects, Grantor shall perform and comply with all obligations in respect of the Accounts and Contracts and in respect to any Chattel Paper,

Documents and Instruments constituting or relating to the Collateral.

5.5 LIMITATION ON LIENS ON COLLATERAL. Grantor shall not create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except (a) Permitted Liens and
(b) the Lien granted to Lender under this Security
Agreement. Grantor shall further defend the right, title and interest of Lender in and to any of Grantor's rights under the Contracts and Accounts or in the Deposit or under Chattel Paper, Documents, and Instruments constituting or relating to the Collateral, and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

5.6  LIMITATIONS ON MODIFICATIONS OF ACCOUNTS, ETC.
Upon the occurrence and during the continuation of any Event of Default, Grantor shall not, without Lender's prior written consent, (a) grant any extension of the time of payment of any of the Accounts or amounts due under any Contract
(including, without limitation, amounts due from the Deposit) or under any Chattel Paper, Instruments or Document constituting or relating to the Collateral,
(b) compromise, compound or settle the same for less than the full amount thereof, (c) release, wholly or partly, any Person liable for the payment thereof, or (d) allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Grantor.

5.7 TAXES, ASSESSMENTS, ETC. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

5.8 LIMITATIONS ON DISPOSITIONS. Grantor shall keep the records regarding the Collateral and any Collateral in possession of Grantor separate and identifiable from other property located on the same premises as the Collateral and Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so.

5.9 FURTHER IDENTIFICATION OF COLLATERAL. Grantor shall, if so requested by Lender, furnish to Lender, as often as Lender shall reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

5.10 NOTICES. Grantor shall advise Lender promptly, in reasonable detail, of (a) any material Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral, (b) any material change in the composition of the Collateral and
(c) the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Lien created hereunder.

5.11 RIGHT OF INSPECTION AND AUDIT.

(A) Upon reasonable notice to Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Lender shall at all times have full and free access during normal business hours to all the books and records and correspondence of Grantor, and Lender or any agents or representatives of Lender may examine the same, take extracts therefrom and make photocopies thereof, and Grantor agrees to render to Lender, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable notice to Grantor
(unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Lender and its agents and representatives shall also have the right to enter into and upon any premises where any of records regarding the Collateral are located for the purpose of conducting audits and making test verifications of the Accounts in any manner and through any medium that it considers advisable, and Grantor agrees to furnish all such assistance and information as Lender may reasonably require in connection therewith.
Grantor, at its own expense, shall cause certified independent public accountants, reasonably satisfactory to Lender, to prepare and deliver to Lender the results of and any test verification of Grantor's Accounts made or observed by such accountants when and if such verification is conducted.

(B) Lender shall have all rights of Grantor to audit, copy or make extracts of the records of Boatmen's POS or MNB Bank as are specified under the respective agreements.

5.12 CONTINOUS PERFECTION. Grantor shall not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section
9-402(7) of the UCC (or any other then applicable provision of the UCC) unless Grantor shall have given Lender at least thirty (30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Lender to amend such financing statement or continuation statement so that it is not seriously misleading.

5.13 Grantor shall provide, or shall cause Boatmen's
POS or MNB Bank to provide, to Lender such reports and notices as are required to be sent, or may be sent, by Boatmen's POS or MNB to Grantor with respect to the Accounts, the Deposit, the Gross
Exposure, or as otherwise are required to be sent or may be made available to Grantor pursuant to the Boatmen's Merchant Agreement or MNB Merchant
Agreement.

5.14 Grantor may not enter into any amendment to the Boatmen's Merchant Agreement or the MNB Merchant
Agreement, without the written consent of Lender, except where such amendment only relates to the fees and charges to be paid to Boatmen's POS or MNB by Vanguard.

6.   LENDER'S APPOINTMENT AS ATTORNEY-IN-FACT.

(A) Grantor hereby irrevocably constitutes and appoints Lender, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time at Lender's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Lender the power and right, on behalf of Grantor, without notice to or assent by Grantor, to do the following:

(I) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of Grantor in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such monies due under any Collateral whenever payable;

(II) to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof;
and

(III)    (1) direct any person liable for any
payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Lender or as Lender shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Lender may deem appropriate, and (7) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option and Grantor's expense, at any time, or from time to time, all acts and things which Lender may reasonably deem necessary to protect, preserve or realize upon the Collateral and Lender's Lien therein in order to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do.

(B) Lender agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to Lender pursuant to this SECTION 6.
Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this SECTION 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are paid and performed in full.

(C) The powers conferred on Lender hereunder are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

(D) Grantor also authorizes Lender, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, to

(i) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) execute, in connection with the sale of Collateral provided for in SECTION 7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(E) If Grantor fails to perform or comply with any of its agreements contained herein and Lender, as provided for by the terms of this Security
Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including attorneys' fees, of Lender incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Reimbursement Loans, shall be payable by Grantor to Lender on demand and shall constitute
Secured Obligations secured hereby.

7.   RIGHTS AND REMEDIES UPON DEFAULT.

(A) If any Event of Default shall occur and be continuing, Lender may exercise in addition to all other rights and remedies granted to it under this Security Agreement, the Boatmen's Merchant
Agreement, MNB Merchant Agreement, the other Loan
Documents and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Lender's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Grantor further agrees, at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at Grantor's premises or elsewhere. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in SECTION 7(D) hereof, Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Lender of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need
Lender account for the surplus, if any, to Grantor.
To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of Lender. Grantor agrees that Lender need not give more than ten (10) days' notice (which notification shall be deemed given if given in accordance with SECTION 9.3 of the Reimbursement
Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled, Grantor also being liable for the reasonable fees of any attorneys employed by Lender to collect such deficiency.

(A) Grantor also agrees to pay all fees, costs and expenses of Lender, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(B) Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(C) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Lender in the following order of priorities:

               FIRST,to Lender in an amount
          sufficient to pay in full the
          reasonable costs of Lender in
          connection with such sale,
          disposition or other realization,
          including all fees, costs, expenses,
          liabilities and advances incurred or
          made by Lender in connection
          therewith, including, without
          limitation, reasonable attorneys'
          fees;

               SECOND, to Lender in an amount
          equal to the then unpaid principal of
          and accrued interest and prepayment
          premiums, if any, on the Secured
          Obligations;

               THIRD, to Lender in an amount
          equal to any other Secured
          Obligations which are then unpaid;
          and

               FINALLY, upon payment in full of
          all of the Secured Obligations, to
          Grantor or its representatives or as
          a court of competent jurisdiction may
          direct.

8.   LIMITATION ON LENDER'S DUTY IN RESPECT OF
COLLATERAL. Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as Grantor requests in writing, but failure of Lender to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of Lender to do any act not so requested shall be deemed a failure to act reasonably.

9. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

10.  MISCELLANEOUS.

10.1 NOTICES. Any notice or other communication hereunder to any party shall be addressed and delivered (and shall be deemed given) in accordance with Section 9.3 of the Reimbursement Agreement.

10.2 SEVERABILITY.  Any provision of this Security
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.3 HEADINGS. The various headings in this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this agreement or any provisions hereof.

10.4 NO WAIVER; CUMALITIVE REMEDIES.

(A) Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

(B) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

(C)  None of the terms or provisions of this
Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Lender.

10.5 TERMINATION OF THIS SECURITY AGREEMENT.
Subject to SECTION 9 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

10.6 SUCCESSORS AND ASSIGNS.  This Security
Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender, any future holder of any Reimbursement
Loan Note executed by Grantor in connection with the Reimbursement Agreement and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Lender hereunder.

10.7 FURTHER IDEMNIFICATION. Grantor agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

10.8 GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

10.9 COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification thereof has been received by Grantor and Lender.


              [Intentionally Left Blank]



















PAGE

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

GRANTOR                  VANGUARD AIRLINES, INC.



                         By:

                         Printed Name:

                         Title:




Accepted and acknowledged by:

HAMBRECHT & QUIST, CALIFORNIA,
a wholly owned subsidiary of
Hambrecht & Quist Group



By:

Printed Name:

Title:











PAGE

SCHEDULE I

LOCATION OF GRANTOR'S CHIEF EXECUTIVE OFFICE
PRINCIPAL PLACE OF BUSINESS
AND RECORDS PERTAINING TO COLLATERAL

CHIEF EXECUTIVE OFFICE:

30 N.W. Rome Circle- Mezzanine Level
Kansas City International Airport
Kansas City, MO 64153


RECORDS PERTAINING TO COLLATERAL

30 N.W. Rome Circle- Mezzanine Level
Kansas City International Airport
Kansas City, MO 64153


PRINCIPAL PLACE OF BUSINESS:

30 N.W. Rome Circle- Mezzanine Level
Kansas City International Airport
Kansas City, MO 64153



















PAGE

SCHEDULE II
LIST OF COLLATERAL DELIVERED TO LENDER




NONE





































PAGE

SCHEDULE III

PERMITTED LIENS
NONE